UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2013

Venaxis, Inc.

(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 794-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2013, Venaxis, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co. (the “Underwriter”), for a firm commitment underwritten public offering of 10,000,000 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”) and warrants to purchase up to 3,500,000 shares of Common Stock at an exercise price of $1.36 per share (the “Warrants”).  All of the Shares and Warrants are being sold by the Company. The combined offering price to the public is $1.25 per Share and related Warrant, and the Underwriter has agreed to purchase the Shares and Warrants from the Company pursuant to the Purchase Agreement at a combined price of $1.1625 per Share and related Warrant. The Warrants are immediately exercisable and have a term of five years. The Shares and Warrants are immediately separable and will be issued separately in the offering. The closing of the offering of the Shares and Warrants is expected to take place on May 30, 2013, subject to the satisfaction of customary closing conditions. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $11.1 million.

Under the terms of the Purchase Agreement, the Company has granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 1,500,000 shares of Common Stock (“Over-Allotment Shares”) and warrants to purchase up to an additional 525,000 shares of Common Stock (the “Over-Allotment Warrants”) to cover over-allotments, if any, at the same combined price as the Shares and related Warrants.

The Shares, the Warrants, the Over-Allotment Shares, if any, the Over-Allotment Warrants, if any, and the shares of Common Stock issuable upon exercise of the Warrants and Over-Allotment Warrants will be issued pursuant to a registration statement on Form S-1 of the Company filed with the Securities and Exchange Commission, which became effective on May 23, 2013 (the “Registration Statement”).

The Purchase Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter for losses or damages arising out of or in connection with the offering. In addition, pursuant to the terms of the Purchase Agreement, the Company and each of the Company’s officers and directors have entered into agreements with the Underwriter not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following May 23, 2013.

A copy of the form of Purchase Agreement is attached as Exhibit 1.1 to the Registration Statement and is incorporated herein by reference. A copy of the form of Warrant is attached as Exhibit 4.2 to the Registration Statement and is incorporated herein by reference. The foregoing description of the material terms of the Purchase Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 8.01 Other Events.

On May 23, 2013, the Company issued a press release announcing the pricing of the offering of shares of its Common Stock and Warrants, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

1.1	Form of Purchase Agreement by and between Venaxis, Inc. and Piper Jaffray & Co. dated May 23, 2013 (Incorporated herein by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1/A filed on May 23, 2013).

4.1	Form of Warrant (Incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A filed on May 23, 2013).

99.1	Press Release of Venaxis, Inc. entitled “Venaxis Announces Pricing of Offering of Common Stock and Warrants,” issued May 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Venaxis, Inc. (Registrant)
May 24, 2013	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer